   As filed with the Securities and Exchange Commission on January 18, 1994

                                                      Registration No.  33-50495
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               ----------------

                         POSTEFFECTIVE AMENDMENT NO. 1
                                      ON
                                   FORM S-8

                                      TO

                                   FORM S-4

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------

                              NORWEST CORPORATION
            (Exact name of registrant as specified in its charter)

          Delaware                        6711                   41-0449260
(State or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
    of incorporation or        Classification Code Number)   Identification No.)
       organization)

                                Norwest Center
                              Sixth and Marquette
                      Minneapolis, Minnesota  55479-1000
                                 612-667-1234
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

              Stanley S. Stroup
Executive Vice President and General Counsel                     Copy to:
             Norwest Corporation                            H. Bernt von Ohlen
                Norwest Center                              Norwest Corporation
            Sixth and Marquette                               Norwest Center
     Minneapolis, Minnesota  55479-1026                    Sixth and Marquette
                 612-667-8858                             Minneapolis, Minnesota
                                                                55479-1026
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

           FIRST UNITED BANK GROUP, INC. INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                               ----------------

================================================================================

                                    PART II

            INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the year ended December 31, 1992, as amended by Amendment No. 1 on Form 8 dated March 3, 1993;

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993, and September 30, 1993;

         (c) Current Reports on Form 8-K dated February 8, 1993, March 12, 1993, June 28, 1993, August 10, 1993, August 31, 1993, September 15, 1993,
         September 27, 1993, October 25, 1993, and December 29, 1993; and

         (d) The descriptions of Norwest Corporation Common Stock, 10.24% Cumulative Preferred Stock, Cumulative Convertible Preferred Stock, Series B, and Series A Junior Participating Preferred Stock Purchase Rights contained in Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and any amendment or report filed for the purpose of updating such descriptions.

  All reports subsequently filed by the Registrant pursuant to Sections 13(a) and (c) of the Exchange Act and any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting and any reports filed pursuant to Section 15(d) of the Exchange Act prior to the filing of a posteffective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

  The legality of the shares of Common Stock to which this Registration Statement relates has been passed upon by Stanley S. Stroup, Executive Vice President and General Counsel of the Registrant. At September 30, 1993, Mr. Stroup was the beneficial owner of 102,250 shares and held options to acquire 215,931 additional shares of Common Stock of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments, and the like in connection with an action, suit, or proceeding. Article Fourteenth of the Certificate of Incorporation of the Registrant provides for broad indemnification of directors and officers of the registrant. The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8.  EXHIBITS.

Exhibits:
- ---------

  99(e)   --  First United Bank Group, Inc. Incentive Stock Option Plan, as
              amended through June 25, 1993.

  99(f)   --  Form of Notice of Grant of Stock Option.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

   (1) To file, during any period, in which offers or sales are being made, a posteffective amendment to this Registration Statement:

      (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities
     Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this posteffective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 18th day of January 1994.

                                  NORWEST CORPORATION

                                  By:  /s/ Richard M. Kovacevich
                                       -----------------------------------------
                                           Richard M. Kovacevich
                                           President and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed on the 18th day of January, 1994, by the following persons in the capacities indicated.

/s/  Richard M. Kovacevich    President and Chief Executive Officer
- --------------------------    (Principal Executive Officer)
     Richard M. Kovacevich


/s/  John T. Thornton         Executive Vice President and Chief
- --------------------------      Financial Officer
     John T. Thornton         (Principal Financial Officer)


/s/  Michael A. Graf          Senior Vice President and Controller
- --------------------------    (Principal Accounting Officer)
     Michael A. Graf

DAVID A. CHRISTENSEN     )
PIERSON M. GRIEVE        )
FREDERIC C. HAMILTON     )
CHARLES M. HARPER        )
N. BERNE HART            )                  A majority of the
WILLIAM A. HODDER        )                  Board of Directors*
GEORGE C. HOWE           )
LLOYD P. JOHNSON         )
REATHA CLARK KING        )
RICHARD M. KOVACEVICH    )
RICHARD S. LEVITT        )
RICHARD D. McCORMICK     )
CYNTHIA H. MILLIGAN      )
JOHN E. PEARSON          )
IAN M. ROLLAND           )
STEPHEN E. WATSON        )
- --------------------

*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on his own behalf and on behalf of each of the other directors named above pursuant to powers of attorney duly executed by such other persons.

                                                      /s/  Richard M. Kovacevich
                                                      --------------------------
                                                           Richard M. Kovacevich
                                                           Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit                                                                Form of
Number   Description                                                    Filing
- -------  ------------                                               ------------

99(e)    First United Bank Group, Inc. Incentive Stock Option        Electronic
         Plan, as amended through June 25, 1993.                    Transmission

99(f)    Form of Notice of Stock Option.                             Electronic
                                                                    Transmission